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                                                                   Exhibit 99.2


                          [NEUBERGER BERMAN LETTERHEAD]



PRESS RELEASE


Contact: Robert Matza
Executive Vice President and Chief Administrative Officer
(212) 476-9808


FOR IMMEDIATE RELEASE


                    NEUBERGER BERMAN INC. DECLARES DIVIDEND
                             FOR FIRST QUARTER 2000

New York, April 13, 2000: Neuberger Berman Inc. (NYSE:NEU) today announced that its Board of Directors has declared the company's dividend for the first quarter of 2000, in the amount of $0.10 per share. The dividend will be payable on May 16, 2000 to stockholders of record at the close of business on May 2, 2000.

Neuberger Berman is an investment advisory firm that, through its subsidiaries, has provided clients with a broad range of investment products, services, and strategies for over 60 years. Neuberger Berman's web site can be viewed at www.nb.com.




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Statements made in this release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the ability of the Company to successfully implement its operating strategy and acquisition strategy, the Company's ability to manage rapid expansion, changes in economic cycles, competition from other companies, changes in governmental regulations applicable to the Company and other risk factors detailed in the Company's Securities and Exchange Commission filings.


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